Exhibit 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our Independent Auditor's Report dated October 16, 2019 on the financial statements of Virtuoso Surgical, Inc. as of and for the years ended December 31, 2018 and 2017 and to the reference of our firm as experts in accounting and auditing in the Company's Regulation A Offering Circular Under the Securities Act of 1933 on Form 1-A.

/s/ Puryear & Noonan, CPAs

Puryear & Noonan, CPAs

Nashville, Tennessee

October 16, 2019